EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-162108, 333-38236, 333-38250, 333-47326, 333-87092 and 333-97787), Form S-3 (No. 333-152944) and Form S-3 filed as post-effective amendment No. 2 to Registration Statement on Form S-4 (No. 333-103434) of Krispy Kreme Doughnuts, Inc. of our report dated March 31, 2010 relating to the financial statements of Kremeworks, LLC and Subsidiary which appears in this Form 10-K for the fiscal year ended January 31, 2010.

/s/ Blackman Kallick, LLP
Chicago, Illinois
April 15, 2010